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                             STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (the "Agreement") is made as of the _26th_ day of January, 2000 between eUniverse, Inc., a Nevada corporation (the "Company") and Charles Beilman an individual residing in Wallingford, Connecticut ("Beilman").

                                   WITNESSETH:

      WHEREAS, Beilman desires to grant the Company the option to purchase the Company's shares of common stock, $.001 par value, owned by Beilman, and the Company desires to receive such option grant from Beilman;

      WHEREAS, the parties desire to amend that certain Stock Purchase Agreement by and among Palisades Capital, Inc., CD Universe, Inc. and Charles Beilman dated as of October 1, 1998, as amended by Amendment to stock Purchase Agreement by and among Palisades Capital, Inc., CD Universe, Inc. and Charles Beilman dated as of December 29, 1998, Amendment No. 2 to Stock Purchase Agreement by and among Palisades Capital, Inc., CD Universe, Inc. and Charles Beilman dated February 11, 1999, Amendment No. 3 to Stock Purchase Agreement by and among Palisades Capital, Inc., Entertainment Universe, Inc., CD Universe, Inc. and Charles Beilman dated as of March 1999, and Amendment Number 4 to Stock Purchase Agreement by and between the Company and Beilman dated as of June 9, 1999, that was subsequently assigned to the Company (the "Purchase Agreement");

      WHEREAS, the parties desire to enter into a general mutual release;

                                   AGREEMENT:

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. GRANT OF STOCK OPTION.

      1.1 OPTION TO PURCHASE SHARES.

            Subject to the terms and conditions set forth in this Agreement, Beilman hereby grants to the Company an option (the "Option"), to purchase two million four hundred twenty-five thousand (2,425,000) shares of the common stock of the Company, $.001 par value (the "Common Stock") beneficially owned by Beilman, which as of the date hereof, represents fourteen and nine tenths percent (14.9%) of the total issued and outstanding Common Stock of the Company (the "Shares").

      1.2 TERM AND EXERCISE.

            (a) The Option may be exercised from time to time by the Company for all, or less than all, of the Shares of the Common Stock subject to this Option at any time during the period beginning







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with the date of this Agreement and ending on the day that is seventy five (75)
days from the date of this Agreement (the "Option Period").

            (b) The Company shall exercise the Option within the Option Period by delivery to Beilman of the Purchase Form attached hereto as Exhibit A, duly executed, and payment in cash or by check of the Exercise Price (as defined in (c) below) for the number of Shares exercised. The Company may exercise the Option in more than one installment. The Company may assign its rights to exercise all or a portion of the Option at any time during the Option Period.

            (c) The exercise price (the "Exercise Price") at which the Shares may be purchased upon the exercise of the Option shall be $1.375 per Share purchased.

            (d) Immediately upon the exercise of the Option and payment of the Exercise Price by the Company or its designee as hereinabove provided, Beilman shall deliver to the Company or its designee a certificate or certificates representing the Shares so purchased, duly endorsed for transfer. Beilman represents and warrants that he is the beneficial and record owner of all of the Shares, free and clear of any liens, encumbrances or restrictions on transfer of any nature whatsoever other than the obligations arising under this Agreement. Except for this Agreement and the transactions contemplated hereby, Beilman does not have any legal obligation, absolute or contingent, to any person or firm to sell or otherwise encumber any of the Shares or enter into any agreement with respect thereto. Beilman further covenants and agrees that he shall not grant any other option or right or otherwise encumber the Shares during the Option Period.

      1.3 RESIGNATION OF BEILMAN. At such time as Beilman beneficially owns less than one million (1,000,000) Shares, (i) Beilman shall immediately resign as a member of the Board of Directors of the Company; and (ii) Beilman shall immediately resign as an employee of the Company and terminate that certain Employment Agreement by and between CD Universe, Inc. and Charles Beilman dated as of October 1, 1998, without liability to any party to this Agreement.

      1.4 ACCESS TO CERTAIN INFORMATION. The Company shall permit Beilman to review all documents pertaining to a breach in the security of the Company's customer database prepared by third party consultants referencing CD Universe, Inc. or Beilman.

2. AMENDMENT NUMBER 5 TO STOCK PURCHASE AGREEMENT.

At such time as Beilman owns less than one million (1,000,000) Shares, the Purchase Agreement shall automatically be amended by deleting Section 1.02(g) therein in its entirety, without further consideration from any party.

3. GENERAL MUTUAL RELEASE.

      3.1 The Company and Beilman do hereby remise, release and forever discharge one another, their respective officers, directors, employees, agents, and attorneys, together with their heirs, executors, administrators, successors and assigns, and predecessors in interest, from all actions, causes of action, suits, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements,

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promises, trespasses, damages, judgments, executions, claims, and demands of whatsoever kind and nature, at law or in equity, which the parties, and the parties' heirs, executors, administrators, successors and assigns, ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing of whatsoever kind and nature against one another from the beginning of the world to the day of the date of this Agreement.

      3.2 The company releases Beilman from the non-compete clause in the certain Employment Agreement by and between CD Universe, Inc. and Charles Beilman dated as of October 1, 1998, without liability to any party to this Agreement.

      3.3 Each party represents to the other that it has full power and authority to enter into the release under this Section 3 and this Agreement.

4. MISCELLANEOUS.

      4.1 NONTRANSFERABILITY. This Agreement shall not be assigned, pledged, hypothecated, sold or otherwise transferred or encumbered by Beilman, voluntarily or involuntarily, including, without limitation, by operation of law; and any attempt to do so shall be null and void.

      4.2 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut.

      4.3 SUCCESSORS AND ASSIGNS. All of the provisions of this Agreement shall be binding upon the parties and their respective heirs, personal representatives, legal representative, distributees, successors and assigns.

      4.4 NO WAIVERS. No party shall be deemed to waive any of its rights, powers or remedies hereunder unless such waiver is in writing and signed by said party. No delay or omission by any party in exercising any of said rights, powers or remedies shall operate as a waiver thereof. Nor shall a waiver signed by any party of any breach of the covenants, conditions or agreements binding on any other party on one occasion be construed as a waiver or consent to such breach on any future occasion or a waiver of any other covenant, condition, or agreement herein contained.

      4.5 ARBITRATION. Any controversy or claim arising out of or related to this Agreement or the breach thereof shall be settled by binding arbitration in Fairfield County, Connecticut, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

      4.6 INDEMNITY. Each party hereto shall indemnify and save the other harmless from any liabilities, claims or demands (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made by anyone for personal injuries, including death, or damage to tangible property resulting from the negligence or willful misconduct of that party, its employees or agents, in the performance of this Agreement. Each party shall defend the other at the other's request against any such liability, claim or demand. Each party shall notify the other promptly of written claims or demands against such party of which the other party is responsible hereunder. Each party shall

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cooperate fully with the other, and the indemnifying party shall control such defense and the right to litigate, settle, appeal (provided it pays the cost of any required appeal bond), compromise or otherwise deal with any such claim or resulting judgment; provided that such settlement, compromise or other resolution of such claim does not result in any liability to the indemnified party.

      4.7 SEVERABILITY. Any provision of this Agreement held or determined by a court (or other legal authority) of competent jurisdiction to be illegal, invalid, or unenforceable in any jurisdiction shall be deemed separate, distinct and independent, and shall be ineffective to the extent of such holding or determination without (i) invalidating the remaining provisions of this Agreement in that jurisdiction or (ii) affecting the legality, validity or enforceability of such provision in any other jurisdiction.

      4.8 CAPTIONS HEADINGS. Captions and paragraph headings used in this Agreement are for convenience only and shall not be used to interpret any provision hereof.

      4.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and is intended as the parties, final expression and complete and exclusive statement of the terms thereof, superseding all prior or contemporaneous agreements, representations, promises and understandings, whether written or oral. This Agreement may be amended or modified only by an instrument in writing signed by both parties. All exhibits referred to in this Agreement are incorporated herein by reference.

      4.10 NOTICES. Any notice required or permitted to be given hereunder shall be (a) in writing, (b) effective on the first business day following the date of receipt, and (c) delivered by one of the following means: (i) by personal delivery; (ii) by prepaid, overnight package delivery or courier service; or
(iii) by the United States Postal Service, first class, certified mail, return receipt requested, postage prepaid. All notices given under this Agreement shall be addressed to the addresses stated below, or to new or additional addresses as the parties may be advised in writing.

      4.11 REMEDIES CUMULATIVE AND NONEXCLUSIVE. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative, nonexclusive and in addition to, but not in lieu of, any other remedies available to any party at law, in equity, or otherwise.

      4.12 PRONOUNS. Pronouns used herein shall be construed as masculine, feminine, or neuter, and both singular and plural, as the context may require, and the term "person" shall include an individual, corporation, association, partnership, trust, and other organization.

      4.13 REFERENCES TO OTHER DOCUMENTS. All references herein to any document, instrument, or agreement shall be deemed to refer to such document, instrument, or agreement as the same may be amended, modified, restated, supplemented, or replaced from time to time.

      4.14 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

      4.15 FURTHER ASSURANCES. From and after the date of this Agreement, each of the parties shall, from time to time, at the request of any other party and without further consideration other than

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as specifically stated herein, do, execute and deliver, cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably requested or required more effectively to evidence and give effect to the transactions contemplated by this Agreement.

      4.16 EFFECTIVENESS. This Agreement shall not become effective, and shall automatically terminate and be null and void in all respects, if it is not approved by the Board of Directors of the Company within five (5) days from the date hereof.

                       [Signatures continue on next page]


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      IN WITNESS WHEREOF, the parties have executed or caused their officer to execute this Agreement the day and year first above written.


                                             /s/ Charles Beilman
                                             --------------------------------
                                             Charles Beilman
                                             32 Cooke Road
                                             Wallingford, CT  06492

                                             eUniverse, Inc.

                                             By: /s/ Brad Greenspan
                                                --------------------------------
                                             Name: Brad Greenspan
                                                  ------------------------------
                                             Title: Chairman
                                                   -----------------------------
                                             101 North Plains Industrial Road
                                             Wallingford, CT 06492


Only as to Section 2:                        CD Universe, Inc.

                                             By: /s/ William R. Wagner
                                                --------------------------------
                                             Name: William R. Wagner
                                                  ------------------------------
                                             Title: V.P. and CFO
                                                   -----------------------------
                                             101 North Plains Industrial Road
                                             Wallingford, CT 06492


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                                    EXHIBIT A

                                  PURCHASE FORM

Charles Beilman
32 Cooke Road
Wallingford, CT  06492

Mr. Beilman:

      Pursuant to and in accordance with the terms and conditions of the Stock Option Agreement dated as of ________, 2000, the undersigned hereby irrevocably subscribes for __________ (___________) shares of Common Stock of eUniverse, Inc. beneficially owned by you, and hereby makes payment of ________ Dollars ($_____) therefor, and requests that a certificate for such shares be issued in the name of the undersigned and delivered to the undersigned at the address listed below.

                                             eUniverse, Inc.

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

Dated: ________, 2000


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